UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

September 12, 2025

Date of Report (Date of earliest event reported)

Biodesix, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39659	20-3986492
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

919 West Dillon Rd.
Louisville, CO	80027
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 417-0500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	BDSX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Reverse Split Amendment

On September 15, 2025, Biodesix, Inc., a Delaware corporation (the “Company”), effected a one-for-twenty reverse stock split (“Reverse Stock Split”) of the Company’s common stock, par value $0.001 (the “Common Stock”). As previously disclosed, at its annual meeting of stockholders held on May 20, 2025, the stockholders of the Company approved a proposal to authorize the Company’s Board of Directors (the “Board”) to amend the Company’s Amended and Restated Certificate of Incorporation (the “Charter”) to authorize the Board to effect the Reverse Stock Split at a ratio between 1:2 to 1:20 shares of Common Stock (the “Split Ratio Range”), inclusive, with the final determination of a ratio within the Split Ratio Range to be approved by the Board following stockholder approval. On September 4, 2025, the Board approved the Reverse Stock Split at a ratio of one-for-twenty. Following such approval, the Company filed an amendment to its Charter (the “Reverse Split Amendment”) with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”) to effect the Reverse Stock Split, with an effective time of 12:01 a.m. Eastern Time on September 15, 2025. On September 15, 2025, the Common Stock began trading on a split-adjusted basis under a new CUSIP number, 09075X207.

No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders who would otherwise be entitled to a fractional share of Common Stock are instead entitled to a check representing the cash value equal to the fraction to which the stockholder would otherwise be entitled, multiplied by the closing price of the Common Stock, as reported by Nasdaq, on the last trading day prior to the effective date of the Reverse Stock Split.

Certificate of Elimination

On September 12, 2025, Company filed a Certificate of Elimination of the Series A Non-Voting Convertible Preferred Stock (the “Certificate of Elimination”) with the Delaware Secretary of State effecting the elimination of all provisions of the Certificate of Designations previously filed by the Company with the Delaware Secretary of State on April 8, 2024 related to a series of preferred stock designated as Series A Non-Voting Convertible Preferred Stock. The Certificate of Elimination was effective upon filing with the Delaware Secretary of State on September 12, 2025.

The foregoing descriptions of the Reverse Split Amendment and the Certificate of Elimination do not purport to be complete and are qualified in their entirety by the full text of the Reverse Split Amendment and the Certificate of Elimination, copies of which are filed as Exhibit 3.1 and Exhibit 3.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Biodesix, Inc.

3.2	Certificate of Elimination of the Series A Non-Voting Convertible Preferred Stock of Biodesix, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 15, 2025	BIODESIX, INC.

	By:	/s/ Robin Harper Cowie
	Name:	Robin Harper Cowie
	Title:	Chief Financial Officer